Exhibit 10.4

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated and effective as of March 11, 2016 (the “Effective Date”) is by and between Caladrius Biosciences, Inc. (the “Company”) and Robert A. Preti, Ph.D. (the “Executive”).
W I T N E S S E T H:
WHEREAS, prior to entering into this Agreement, the Executive served as Senior Vice President, Manufacturing and Technical Operations and Chief Technology Officer of the Company pursuant to the terms of a certain Employment Agreement dated and effective as of December 22, 2015 between Company and Executive (“Prior Agreement”);
WHEREAS, the Company and the Executive each believe it is in their respective best interests to amend and restate the Prior Agreement so that the terms of Executive's employment with the Company is set forth in this Agreement; and
WHEREAS, the Company and the Executive acknowledge that the Executive shall also enter into an employment agreement with the Company’s subsidiary, PCT, LLC, a Caladrius Company of even date herewith (the “PCT Employment Agreement”);
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Employment. The Company agrees to employ the Executive, and the Executive agrees to continue to be employed by the Company, on an at will basis commencing on the Effective date;

Section 2.Position and Duties. The Executive shall be employed as the Company’s Senior Vice President, Manufacturing and Technical Operations and Chief Technology Officer and shall perform duties consistent with such positions and such other related duties as the Company’s Chief Executive Officer (“CEO”) otherwise shall reasonably request; provided, however, that Executive’s primary employment shall be with PCT, a Caladrius Company (“PCT”), in accordance with the PCT Employment Agreement, and Executive shall spend no less than ninety percent (90%) of Executive’s business time working on PCT matters.

Section 3.Compensation. For all services rendered by the Executive in any capacity required hereunder, Executive shall be compensated as follows:

(a)The Company shall pay the Executive a base salary (the “Base Salary”) at the annualized rate of $1,000, which shall be subject to customary withholdings and authorized deductions and be payable in equal installments in accordance with the Company’s customary payroll practices in place from time to time.

(b)The Executive shall be granted a $150,000 sign on bonus which is to be paid no later than April 1, 2016, subject to customary withholdings and authorized deductions.

(c)Upon the Effective Date, all grants of securities as awarded under the provisions of section 3(c) of the Prior Agreement shall remain in effect and will continue to vest in accordance with the vesting schedule currently applicable thereto, contingent on Executive’s continued employment at Company.

Section 4.Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him. This Agreement may not be assigned by the Company except in connection with a sale of all or substantially all of its assets or a merger or consolidation of the Company, and the acquiring Company or entity expressly assumes this Agreement. Any attempted assignment in violation of this Section 4 shall be null and void.

Section 5.Governing Law; Consent to Jurisdiction. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York. In addition, the Executive and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court sitting in New York County for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Executive or the Company anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Executive and the Company irrevocably consent to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. In any such action or proceeding, the court shall have the authority to award reasonable costs, expenses, and attorneys' fees to the party that substantially prevails.

Section 6.Entire Agreement; Amendments. This Agreement (including Exhibit A, attached hereto) embodies the entire agreement between Executive and the Company with respect to the subject matter hereof and may only be amended or otherwise modified by a writing executed by all of the parties hereto.

Section 7.Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 8.Severability; Blue-Penciling. The provisions, sections and paragraphs, and the specific terms set forth therein, of this Agreement are severable, except as specifically provided to the contrary herein. If any provision, section or paragraph, or specific term contained therein, of this Agreement or the application thereof is determined by a court to be illegal, invalid or unenforceable, that provision, section, paragraph or term shall not be a part of this Agreement, and the legality, validity and enforceability of remaining provisions, sections and paragraphs, and all other terms therein, of this Agreement shall not be affected thereby.

Section 9.Prior Agreements and Release of Obligations. This Agreement supersedes all prior agreements and understandings (including verbal agreements and the Prior Agreement) between Executive and the Company regarding the terms and conditions of Executive’s employment with the Company. In addition, upon the Effective Date, Executive hereby releases Company from any and all obligations under the Prior Agreement, including, without limitation, all terms relating to obligations pursuant to Section 3(d) and Section 7 of the Prior Agreement, other than those obligations expressly perpetuated by the terms of this Agreement.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, all as of the first date above written and effective as of the Effective Date.

CALADRIUS BIOSCIENCES, INC.

By: _______________________
Name:
Title:

__________________________
Robert Preti, Ph.D.

Exhibit A to Employment Agreement
CALADRIUS BIOSCIENCES, INC.
Employee Confidentiality, Non-Compete and Inventions Assignment Agreement
I (the “Employee”) recognize that Caladrius Biosciences, Inc., a Delaware corporation (the “Company”), is engaged in the business of proprietary development of cell therapy products, including a T Regulatory Cell Program in immune modulation, a CD34 Cell Program in Ischemic Repair, a very small embryonic like (VSEL) stem cell program in Tissue Regeneration and a Targeted Immunotherapy Program in cancer (the “Business”). The “Business” also includes any other regenerative medicine, proprietary cellular therapies or stem cell product initiatives which are or become a part of the Company’s business during my employment tenure with the Company. Any company with which the Company enters into, or seeks or considers entering into, a business relationship in furtherance of the Business is referred to as a “Business Partner.”
I understand that as part of my performance of duties as an employee of the Company (the “Engagement”), I will have access to confidential or proprietary information of the Company and the Business Partners, and I may make new contributions and inventions of value to the Company. I further understand that my Engagement creates in me a duty of trust and confidentiality to the Company with respect to any information: (1) related, applicable or useful to the business of the Company, including the Company’s anticipated research and development or such activities of its Business Partners; (2) resulting from tasks performed by me for the Company; (3) resulting from the use of equipment, supplies or facilities owned, leased or contracted for by the Company; or (4) related, applicable or useful to the business of any partner, client or customer of the Company, which may be made known to me or learned by me during the period of my Engagement.
Notwithstanding anything herein, I understand that the terms of this agreement are subject to the PCT Employment Agreement, which includes the Employee Confidentiality, Non-Compete and Inventions Assignment Agreement attached thereto. This agreement is subsidiary to the PCT Employment Agreement, and in the event of conflict between the PCT Employment Agreement and this agreement, the terms of the PCT Employment Agreement shall control and govern.
For purposes of this Agreement, the following definitions apply:
“Proprietary Information” shall mean information relating to the Business or the business of any Business Partner and generally unavailable to the public that has been created, discovered, developed or otherwise has become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company or a Business Partner, which information has economic value or potential economic value to the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, patent applications, customer and supplier lists, financial information, business plans or projections and any modifications or enhancements to any of the above.
“Inventions” shall mean all Business-related discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, writings, graphics and other data, whether or not patentable or registrable under patent, copyright or similar statutes, that are related to or useful in the business or future business of the Company or its Business Partners or result from use of premises or other property owned, leased or contracted for by the Company. Without limiting the generality of the foregoing, Inventions shall also include anything related to the Business that derives actual or potential economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use.
As part of the consideration for my Engagement pursuant to the terms of the employment agreement between the Company and me effective of even date herewith the “Employment Agreement”), and the base salary, stock options and/or other compensation and benefits to be received by me from the Company pursuant to the Employment Agreement, I hereby agree as follows:
Proprietary Information and Inventions. The Company, its Business Partners or their respective assigns, as the case may be, are and shall be the sole owner of all Proprietary Information and Inventions related to the Business and the sole owner of all patents, trademarks, service marks, copyrights, mask rights and other rights (collectively referred to herein as “Rights”) pertaining to any Proprietary Information or Inventions. I hereby acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my Engagement and which are protectable by copyright are “works for hire” as that term is defined in the United States Copyright Act (17 USCA, Section 101). I further hereby assign to the Company, any Rights I may have or acquire in any Proprietary Information or Inventions which arise in the course of my Engagement. Consistent with the third paragraph of this agreement and without limitation thereof, it is expressly agreed and acknowledged by Company that no services to be performed by me in my employ by Company shall include work within the Scope as that term is defined in the License Agreement of even date herewith between Hitachi Chemical Corporation, Ltd. and PCT, LLC, a Caladrius Company (“PCT”) and that any such Inventions or Proprietary Information within the Scope is, and shall be, solely owned by PCT. I further agree to assist the Company or any person designated by it in every proper way (but at the Company’s expense) to obtain and from time to time enforce Rights relating to said Proprietary Information or Inventions in any and all countries. I will execute all documents for use in applying for, obtaining and enforcing such Rights in such Proprietary Information or Inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company or any person designated by it in obtaining and enforcing Rights relating to Proprietary Information or Inventions shall continue beyond the cessation of my Engagement (“Cessation of my Engagement”). In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or enforce any Right relating to Proprietary Information or to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and stead in the execution and filing of any such application and in furthering the application for and enforcement of Rights with the same legal force and effect as if such acts were performed by me.
Confidentiality. At all times, both during my Engagement and after the Cessation of my Engagement, whether the cessation is voluntary or involuntary, for any reason or no reason, or by disability, I will keep in strictest confidence and trust all Proprietary Information, and I will not disclose or use or permit the use or disclosure of any Proprietary Information or Rights pertaining to Proprietary Information, or anything related thereto, without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company or to enforce any of my rights under my Employment Agreement. I recognize that the Company has received and in the future will receive from third parties (including Business Partners) their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties (including Business Partners), during my Engagement and after the Cessation of my Engagement, a duty to hold all such confidential or proprietary information in the strictest confidence, and I will not disclose or use or permit the use or disclosure of any such confidential or proprietary information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing my duties for the Company consistent with the Company’s agreement with such third party or to enforce any of my rights under my Employment Agreement or otherwise.
Noncompetition and Nonsolicitation.
During my Engagement, and for a period of one (1) year after the Cessation of my Engagement, should the cessation of my engagement be as a result of termination with cause or resignation without good reason as defined in the Employment Agreement, I will not directly or indirectly, whether alone or in concert with others or as a partner, officer, director, consultant, agent, employee or stockholder of any company or commercial enterprise, engage in any activity in the United States, Canada, Asia and Europe that is in Competition with the Company concerning its work or any Business Partner’s work in the Business. Further during my Engagement and for a period of one (1) year after the Cessation of my Engagement, I agree not to plan or otherwise take any preliminary steps, either alone or in concert with others to set up or reengage in any business enterprise that would be in Competition with the Company in the Business; provided, however, that the foregoing shall not restrict my ability to seek other employment following the Cessation of my Engagement (whether or not I am receiving or have received any Additional Payments) as long as I do not actually commence such employment. In addition, nothing in this Agreement shall preclude me from providing services to an entity which operates multiple businesses including indirectly, through its affiliates, a business that is in Competition with the Company’s Business, if that competitive affiliate is not a material part of the business of such entity and if I do not provide services, directly or indirectly, with respect to, or have supervisory or executive authority with respect to, any such affiliate which is itself directly engaged in such business that is in Competition with the Company’s work in the Business. For purposes of this Agreement, “Competition” shall mean any involvement in any project competitive with the Business (as defined above) or the therapies being developed as part of the Business.
During my Engagement and for a period of two (2) years after the Cessation of my Engagement, I will not directly or indirectly, whether alone or in concert with others or as a partner, officer, director, consultant, agent, employee or stockholder of any company or commercial enterprise, either alone or in concert with others, take any of the following actions:
persuade or attempt to persuade any Business Partner, Customer, Prospective Customer or Supplier to cease doing business with the Company, or to reduce the amount of business it does with the Company;
persuade or attempt to persuade any Service Provider to cease providing services to the Company or any Business Partner; or
solicit for hire or hire for myself or for any Person any Service Provider.

The following definitions are applicable to this Section 3(b):
“Customer” means any Person that purchased goods or services from the Company, or engages in a collaborative arrangement with the Company, at any time within 1 year prior to the date of the solicitation prohibited by Section 3(b)(i) or (ii).
“Prospective Customer” means any Person with whom the Company met or to whom the Company presented for the purpose of soliciting the Person to become a Customer of the Company within 6 months prior to the date of the solicitation prohibited by Section 3(b)(i) or (ii).
“Service Provider” means any Person who is an employee or independent contractor of the Company or the Company or who was within twelve (12) months preceding the solicitation prohibited by Section 3(b)(iii) or (iv) an employee or independent contractor of the Company or the Company.
“Supplier” means any Person that sold goods or services to the Company, or engages in a collaborative arrangement with the Company at any time within twelve (12) months prior to the date of the solicitation prohibited by Section 3(b)(i) or (ii).
“Person” means an individual, a sole proprietorship, a corporation, a limited liability company, a partnership, an association, a trust, or other business entity, whether or not incorporated.
The following shall not be deemed to breach the foregoing obligations: my ownership of stock, partnership interests or other securities of any entity not in excess of two percent (2%) of any class of such interests or securities which is publicly traded.
Employee acknowledges that (i) the restrictions contained in this section are reasonable and necessary to protect the legitimate business interests of the Company, (ii) that the term of this obligation is reasonable in scope, and (iii) that this obligation is a material term, without which the Company would be unwilling to enter into an employment relationship with the Employee.
Delivery of Company Property and Work Product. In the event of the Cessation of my Engagement, I will deliver to the Company all biological materials, devices, records, sketches, reports, memoranda, notes, proposals, lists, correspondence, equipment, documents, photographs, photostats, negatives, undeveloped film, drawings, specifications, tape recordings or other electronic recordings, programs, data, marketing material and other materials or property of any nature belonging to the Company or its clients or customers, and I will not take with me, or allow a third party to take, any of the foregoing or any reproduction of any of the foregoing.
No Conflict. I represent, warrant and covenant that my performance of all the terms of this Agreement and the performance of my duties for the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Engagement. I have not entered into, and I agree that I will not enter into, any agreement, either written or oral, in conflict herewith.
No Use of Confidential Information. I represent, warrant and covenant that I have not brought and will not bring with me to the Company or use in my Engagement any materials or documents of a former employer, or any person or entity for which I have acted as an independent contractor or consultant, that are not generally available to the public, unless I have obtained written authorization from any such former employer, person or firm for their possession and use. I understand and agree that, in my service to the Company, I am not to breach any obligation of confidentiality that I have to former employers or other persons.
Enforcement; Equitable Relief. Employee acknowledges that any breach or threatened breach by Employee of any provision of this Agreement may result in immediate and irreparable injury to the Company, and that such injury may not be readily compensable by monetary damages. In the event of any such breach or threatened breach, Employee acknowledges that, in addition to all other remedies available at law and equity, the Company shall be entitled to seek equitable relief (including a temporary restraining order, a preliminary injunction and/or a permanent injunction), and an equitable accounting of all earnings, profits or other benefits arising from such breach and will be entitled to receive such other damages, direct or consequential, as may be appropriate. In addition, and not instead of, those rights, Employee further acknowledges that Employee shall be responsible for payment of the fees and expenses of the Company’s attorneys and experts, as well as the Company’s court costs, pertaining to any suit, action, or other proceeding, arising directly or indirectly out of Employee’s violation or threatened violation of any of the provisions of this section. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce this section.

Severability. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or otherwise invalid as written, the same shall be enforced and validated to the extent permitted by law. All provisions of this Agreement are severable, and the unenforceability or invalidity of any single provision hereof shall not affect the remaining provisions.
Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of New York applied to contracts made and performed wholly within such state. No implied waiver of any provision within this Agreement shall arise in the absence of a waiver in writing, and no waiver with respect to a specific circumstance, event or occasion shall be construed as a continuing waiver as to similar circumstances, events or occasions. This Agreement, together with the employment agreement between the Company and myself, contains the sole and entire agreement and understanding between the Company and myself with respect to the subject matter hereof and supersedes and replaces any prior agreements to the extent any such agreement is inconsistent herewith. This Agreement can be amended, modified, released or changed in whole or in part only by a written agreement executed by the Company and myself. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators, and it shall inure to the benefit of the Company and each of its successors or assigns. This Agreement shall be effective as of the first day of my being retained to render services to the Company, even if such date precedes the date I sign this Agreement.
Thorough Understanding of Agreement. I have read all of this Agreement and understand it completely, and by my signature below I represent that this Agreement is the only statement made by or on behalf of the Company upon which I have relied in signing this Agreement.

IN WITNESS WHEREOF, I have caused this Employee Confidentiality, Non-Compete and Inventions Assignment Agreement to be signed on the date written below.
DATED: _________________
________________________________________
Robert Preti, Ph.D.